UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
February 26, 2008

IDEARC INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261
(Address of Principal Executive Offices)
(972) 453-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 27, 2008, Idearc Inc. (the “Corporation”) announced that John J. Mueller has resigned as Chief Executive Officer, Chairman of the Board of Directors and a director of the Corporation, effective as of February 26, 2008. The Board of Directors of the Corporation has appointed Frank P. Gatto as acting Chief Executive Officer, effective February 26, 2008, while a search is conducted for a permanent replacement.
     Mr. Gatto, age 53, has served as Executive Vice President – Operations of the Corporation with responsibility for the Corporation’s operations, including sales operations and billing and receivables management, since January 2008. Mr. Gatto served as President of the Corporation’s Northeast region from June 2005 to January 2008 and as Senior Vice President – Operations from September 2001 to June 2005. Before joining the Corporation, he was Vice President – Finance and Chief Financial Officer of the Puerto Rico Telephone Company from September 1999 to September 2001.
     In addition, the Board of Directors reduced the number of directors from 8 to 7 to eliminate the vacancy created by the resignation of John J. Mueller as a director of the Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.

By:	/s/ William G. Mundy

Name:	William G. Mundy
Title:	Executive Vice President, General Counsel and Secretary
Date: March 3, 2008